C3 AI Announces Fiscal First Quarter 2023 Financial Results

Revenue growth of 25% year over year to $65.3 million

Company introduces transition to consumption-based pricing model to fuel growth

REDWOOD CITY, Calif. - August 31, 2022 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal first quarter ended July 31, 2022.

This is the seventh consecutive quarter in which C3 AI has met or exceeded our revenue guidance.

“I’m pleased to announce that C3 AI is transitioning from a subscription model to a consumption-based pricing model, bringing us in line with what is becoming the standard among enterprise SaaS companies,” said CEO Thomas M. Siebel. “We have implemented a new pricing model, a new sales model, a new partner model, and new applications to accelerate sales cycles, accelerate product adoption, increase market share, and increase revenue growth and profitability in the medium and long-term.”

Mr. Siebel added, “The economic downturn is real. Our customers are scrutinizing big deals as never before, which also makes this a smart time to launch consumption pricing. With 80% non-GAAP gross margins, and more than $930 million in cash reserves, we are well positioned to weather market headwinds. Moreover, we are accelerating our planned path to profitability, aiming to be non-GAAP profitable during FY 2024.”

C3 AI announces:
•Consumption-based pricing: C3 AI is now charging new customers based on vCPU/hour, similar to pricing at Snowflake, Google Cloud, AWS, and Microsoft Azure. The customer entry is now a six-month, pilot subscription, offering one AI Enterprise application, unlimited use of the C3 AI Platform, unlimited developer licensing, unlimited runtime licensing, and a concierge technical support and training program.
•Partner Model: The consumption model aligns well with C3 AI partners Baker Hughes, Google Cloud, Microsoft Azure, AWS, and fits perfectly with the hyperscaler marketplaces and their consumption-based pricing models.
•Focus on Sales Force: C3 AI has fundamentally reshaped its sales force over the past few quarters, bringing on professionals with deep domain and technical expertise.
•Product Model: The release of Version 8 of the C3 AI Platform – a four-year, 1000-person year effort – provided the prerequisite to the company’s transition to a consumption-based pricing model.

Fiscal First Quarter 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $65.3 million, an increase of 25% compared to $52.4 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $57.0 million, an increase of 24% compared to $46.1 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $46.9 million, representing a 72% gross margin, compared to GAAP gross profit of $39.4 million one year ago. Non-GAAP gross profit for the quarter was $52.6 million, representing an 81% non-GAAP gross margin, compared to non-GAAP gross profit of $40.9 million one year ago.
•Remaining Performance Obligations (“RPO”): GAAP RPO increased by 58% to $458.2 million, up from $290.6 million one year ago. Significantly, our GAAP RPO now represents 175% of Q1 annualized revenue. Non-GAAP RPO increased by 39% to $496.8 million, from $357.3 million one year ago.
•Net Loss per Share: GAAP net loss per share was $(0.67), compared to $(0.37) one year ago. Non-GAAP net loss per share was $(0.12), compared to $(0.22) one year ago.

C3 AI First Quarter Customer Success
•Shell and C3 AI continue to expand the deployment of C3 AI applications to deliver cleaner, safer, more reliable energy with less environmental impact. With Shell, C3 AI integrates over 1.2 million data streams each day and monitors over 13,000 pieces of equipment.
•The U.S. Missile Defense Agency (“MDA”) submitted its third order in C3 AI’s five-year, $500 million Production-Other Transaction Agreement that C3 AI was awarded in December 2021.The agreement makes it easy for all Department of Defense agencies to purchase C3 AI products and services.
•C3 AI continues to scale its efforts with the USAF Rapid Sustainment Office (“RSO”) to improve aircraft readiness, with 14 aircraft platforms now live on C3 AI software including the F15, F16, F18, F35 Joint Strike Fighter, C5 Galaxy, KC-135, Blackhawk Helicopter, and others.
•Raytheon Technologies selected C3 AI to deliver next-generation AI and machine learning (“ML”) capabilities for a ready-now solution for the U.S. Army’s Tactical Intelligence Targeting Access Node (“TITAN”) program.
•A top five global pharmaceutical manufacturer licensed the C3 AI Application Platform and C3 AI Reliability application. The solution will provide predictive maintenance capabilities for equipment at the company’s largest pharmaceutical production plant, including bioreactors, centrifuges, and other critical asset classes.

Partner Model Success
•Google Cloud and C3 AI expanded their partnership, increasing Google Cloud’s commitment for co-selling and funding customer pilot programs over the next three years. C3 AI is also expanding its efforts with Google Cloud to ensure customer success.
•C3 AI’s joint selling activity with Microsoft was brisk in Q1, with over 16 joint selling agreements.
•C3 AI and AWS are increasing their joint-selling activity, which C3 AI expects to contribute to growth in FY 2023 and beyond. AWS remains C3 AI's largest installed base.
•C3 AI’s strategic partnership with Baker Hughes remains strong. In Q1, C3 AI and Baker Hughes signed one of the largest petrochemical companies in Latin America to license the C3 AI Reliability application.

New C3 AI Applications
•Since going public in December 2020, C3 AI has released five new applications. You can view demo videos about each application on the C3 AI corporate site (https://ir.c3.ai).
◦C3 AI CRM, which lets customers make their existing CRM investments instantly predictive.
◦C3 AI ESG, which enables customers to integrate data from all their ERP, supplier, customer, and manufacturing systems, plus relevant exogenous market, emissions, and commodity data.
◦C3 AI Property Appraisal, which gives real estate appraisers real-time integration of all data sources and the application logic necessary to rapidly complete property appraisals.
◦C3 AI Law Enforcement, which provides law enforcement the ability to apply the power of AI to investigate crimes.
◦C3 AI Ex Machina, a point and click, drag and drop analytics tool that enables business analysts to apply sophisticated AI/ML techniques and predictive analytics to large datasets.

C3 AI Industry Leadership
•Industry Recognition: Forrester Research named C3 AI a Leader in The 2022 Forrester WaveTM: AI/ML Platforms, Q3 2022. This is a first-of-its-kind comprehensive analysis of enterprise AI and Machine Learning platforms, highlighting the importance of comprehensive AI/ML platforms to realize business value. Of the 15 vendors in the report, C3 AI received the top ranking in the Strategy category and the highest scores possible nine other criteria. Forrester concludes that C3 AI “…could become the de facto AI platform standard for the world’s most complex industries.”
•Google Cloud Partner Award: C3 AI was awarded the Google Cloud Technology Partner of the Year in the artificial intelligence and machine learning category for 2021. C3 AI was recognized for achievements in the Google Cloud ecosystem.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the second quarter of fiscal 2023 and full-year fiscal 2023:

(in millions)	Second Quarter Fiscal 2023 Guidance	Full Year Fiscal 2023 Guidance
Total revenue	$60.0 - $62.0	$255.0 - $270.0
Non-GAAP loss from operations	($15.0) - ($20.0)	($90.0) - ($98.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI First Quarter Fiscal 2023 Financial Results Conference Call
When:	Wednesday, August 31, 2022
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI90c109ed52634acf9dae19914e915bf1 (live call)
Webcast:	https://edge.media-server.com/mmc/p/68vzasfo (live and replay)

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended July 31, 2022, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Suite, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,
	2022	2021
Revenue
Subscription(1)	$57,026	$46,122
Professional services(2)	8,282	6,284
Total revenue	65,308	52,406
Cost of revenue
Subscription(3)	14,092	9,213
Professional services	4,314	3,812
Total cost of revenue	18,406	13,025
Gross profit	46,902	39,381
Operating expenses
Sales and marketing(4)	42,987	36,822
Research and development	55,877	26,712
General and administrative	21,247	12,364
Total operating expenses	120,111	75,898
Loss from operations	(73,209)	(36,517)
Interest income	2,538	345
Other (expense) income, net	(1,021)	(899)
Net loss before provision for income taxes	(71,692)	(37,071)
Provision for income taxes	179	388
Net loss	$(71,871)	$(37,459)
Net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.67)	$(0.37)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	106,842	102,155

(1)     Including related party revenue of $16,330 and $10,208 for the three months ended July 31, 2022 and 2021, respectively.
(2)     Including related party revenue of $129 and $2,074 for the three months ended July 31, 2022 and 2021, respectively.
(3)     Including related party cost of revenue of nil and $117 for the three months ended July 31, 2022 and 2021, respectively.
(4)    Including related party sales and marketing expense of $3,500 and $61 for the three months ended July 31, 2022 and 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	July 31, 2022	April 30, 2022
Assets
Current assets
Cash and cash equivalents	$221,883	$339,528
Short-term investments	685,397	620,633
Accounts receivable, net of allowance of $57 and $157 as of July 31, 2022 and April 30, 2022, respectively(1)	81,298	80,271
Prepaid expenses and other current assets(2)	18,056	20,004
Total current assets	1,006,634	1,060,436
Property and equipment, net	38,928	14,517
Goodwill	625	625
Long-term investments	30,885	32,086
Other assets, non-current(3)	60,097	63,218
Total assets	$1,137,169	$1,170,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$40,748	$54,218
Accrued compensation and employee benefits	29,208	32,223
Deferred revenue, current(5)	43,644	48,854
Accrued and other current liabilities(6)	17,651	14,874
Total current liabilities	131,251	150,169
Deferred revenue, non-current	21	288
Other long-term liabilities(7)	26,919	30,948
Total liabilities	158,191	181,405
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of July 31, 2022 and April 30, 2022; 104,843,908 and 102,725,041 shares issued and outstanding as of July 31, 2022 and April 30, 2022, respectively	105	103
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of July 31, 2022 and April 30, 2022; 3,499,992 and 3,499,992 shares issued and outstanding as of July 31, 2022 and April 30, 2022, respectively	3	3
Additional paid-in capital	1,594,487	1,532,917
Accumulated other comprehensive loss	(2,348)	(2,148)
Accumulated deficit	(613,269)	(541,398)
Total stockholders’ equity	978,978	989,477
Total liabilities and stockholders’ equity	$1,137,169	$1,170,882
(1)     Including amounts from a related party of $33,608 and $35,848 as of July 31, 2022 and April 30, 2022, respectively.
(2)     Including amounts from a related party of $4,862 and $4,862 as of July 31, 2022 and April 30, 2022, respectively.
(3)     Including amounts from a related party of $14,925 and $16,141 as of July 31, 2022 and April 30, 2022, respectively.
(4)     Including amounts from a related party of $4,688 and $18,549 as of July 31, 2022 and April 30, 2022, respectively.
(5)     Including amounts from a related party of $81 and $132 as of July 31, 2022 and April 30, 2022, respectively.
(6)     Including amounts from a related party of $2,422 and $2,510 as of July 31, 2022 and April 30, 2022, respectively.
(7)     Including amounts from a related party of nil and $2,448 as of July 31, 2022 and April 30, 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(71,871)	$(37,459)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	1,461	1,141
Non-cash operating lease cost	1,862	857
Stock-based compensation expense	56,630	13,912
Other	78	(875)
Changes in operating assets and liabilities
Accounts receivable(1)	(927)	10,383
Prepaid expenses, other current assets and other assets(2)	2,910	2,097
Accounts payable(3)	(21,318)	(2,067)
Accrued compensation and employee benefits	491	(7,072)
Operating lease liabilities	(991)	(932)
Other liabilities(4)	(1,106)	(3,633)
Deferred revenue(5)	(5,477)	24,670
Net cash (used in) provided by operating activities	(38,258)	1,022
Cash flows from investing activities:
Purchases of property and equipment	(15,536)	(511)
Capitalized software development costs	(1,000)	(500)
Purchases of investments	(226,367)	(95,948)
Maturities and sales of investments	162,429	248,986
Net cash (used in) provided by investing activities	(80,474)	152,027
Cash flows from financing activities:
Payment of deferred offering costs	—	(71)
Proceeds from exercise of Class A common stock options	1,087	5,046
Net cash provided by financing activities	1,087	4,975
Net (decrease) increase in cash, cash equivalents and restricted cash	(117,645)	158,024
Cash, cash equivalents and restricted cash at beginning of period	352,519	116,255
Cash, cash equivalents and restricted cash at end of period	$234,874	$274,279
Cash and cash equivalents	$221,883	$273,779
Restricted cash included in other assets	12,566	500
Restricted cash included in prepaid expenses and other current assets	425	—
Total cash, cash equivalents and restricted cash	$234,874	$274,279
Supplemental disclosure of cash flow information—cash paid for income taxes	$66	$235
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$19,326	$326
Unpaid liabilities related to intangible purchases	$1,500	$2,500
Deferred offering costs included in accounts payable and accrued liabilities	$—	$34
Vesting of early exercised stock options	$333	$1,059
(1)Including changes in related party balances of $(2,240) and $(13,921) for the three months ended July 31, 2022 and 2021, respectively.
(2)Including changes in related party balances of $(1,216) and $(415) for the three months ended July 31, 2022 and 2021, respectively.
(3)Including changes in related party balances of $(13,861) and $56 for the three months ended July 31, 2022 and 2021, respectively.
(4)Including changes in related party balances of $(2,536) and $(3,309) for the three months ended July 31, 2022 and 2021, respectively.
(5)Including changes in related party balances of $(51) and $16,940 for the three months ended July 31, 2022 and 2021, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended July 31,
	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$46,902	$39,381
Stock-based compensation expense (1)	5,343	1,423
Employer payroll tax expense related to employee stock-based compensation (2)	386	65
Gross profit on a non-GAAP basis	$52,631	$40,869

Gross margin on a GAAP basis	72%	75%
Gross margin on a non-GAAP basis	81%	78%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(73,209)	$(36,517)
Stock-based compensation expense (1)	56,630	13,912
Employer payroll tax expense related to employee stock-based compensation (2)	2,042	855
Loss from operations on a non-GAAP basis	$(14,537)	$(21,750)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(71,871)	$(37,459)
Stock-based compensation expense (1)	56,630	13,912
Employer payroll tax expense related to employee stock-based compensation (2)	2,042	855
Net loss on a non-GAAP basis	$(13,199)	$(22,692)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.67)	$(0.37)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.12)	$(0.22)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	106,842	102,155

(1)Beginning in fiscal year 2023, the Company records stock-based compensation associated with the Company’s annual bonus program that will be settled by shares of restricted Class A common stock. Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended July 31,
	2022	2021
Cost of subscription	$4,272	$821
Cost of professional services	1,071	602
Sales and marketing	16,779	6,135
Research and development	25,217	2,758
General and administrative	9,291	3,596
Total stock-based compensation expense	$56,630	$13,912

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended July 31,
	2022	2021
Cost of subscription	$286	$—
Cost of professional services	100	65
Sales and marketing	530	301
Research and development	943	182
General and administrative	183	307
Total employer payroll tax expense	$2,042	$855

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of July 31,
	2022	2021
RPO	$458,209	$290,613
Cancellable amount of contract value	38,626	66,638
Non-GAAP RPO	$496,835	$357,251